UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 7, 2025
NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3300
Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 574-1880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 7, 2025, NextDecade Corporation (“NextDecade”), through its wholly owned subsidiaries NextDecade LNG, LLC (the “Sponsor”), Rio Grande LNG Phase 2 Intermediate Super Holdings, LLC (the “ND Train 4 Member”) and Rio Grande LNG Train 4 Intermediate Holdings, LLC (the “Train 4 JVCo”), entered into subscription agreements (the “Investor Subscription Agreements”) with (i) Global LNG North America Corp., a subsidiary of TotalEnergies SE (the “TTE Member”) and (ii) GIP V Velocity Aggregator T4, L.P. (the “Financial Investor Member” and, together with the TTE Member, the “JV Members”) and solely for the purposes set forth therein, with GIP V Velocity Acquisition Partners T4, L.P., a Delaware limited partnership (“GIP Acquisition Partners”), and GIM Participation Velocity, L.P., a Delaware limited partnership (“GIM” and, together with GIP Acquisition Partners, the “GIP Member Owner”), Devonshire Investment Pte. Ltd., a Singapore private company (the “GIC Member Owner” and together with the GI Member Owner, the “Financial Investor Member Owners”), whereby the TTE Member and the Financial Investor Member agreed to provide equity commitments of up to approximately $0.3 billion and $1.5 billion, respectively, to finance the development of the fourth liquefaction train of the Rio Grande LNG Facility and associated common facilities (the “Train 4 Project”) in exchange for 10% and 50% equity interests, respectively, in Train 4 JVCo, with the Financial Investor Member’s economic interest reducing to 30% upon the achievement of certain returns on its investment in the Train 4 Project. The Financial Investor Subscription Agreement contemplates the potential accession thereto as a Financial Investor Member Owner by MIC TI Holding Company 2 RSC Limited, an ADGM Restricted Scope Company, with respect to a portion of the Financial Investor Member’s aggregate equity commitment. Also on August 7, 2025, NextDecade, through Sponsor, together with the ND Train 4 Member and Train 4 JVCo, entered into a subscription agreement (the “ND Subscription Agreement” and together with the Investor Subscription Agreements, the “Subscription Agreements”) whereby ND Train 4 Member agreed to provide an equity commitment of up to approximately $1.2 billion to finance the Train 4 Project in exchange for a 40% equity interest in Train 4 JVCo, with NextDecade’s economic interest increasing to 60% upon the achievement by Financial Investor Member of certain returns on its investment in the Train 4 Project.

The entry by the JV Members into the Investor Subscription Agreements constitutes their respective exercise of options to invest in Train 4 equity. The closing of the transactions contemplated by the Subscription Agreements is conditioned upon the achievement of certain closing conditions, including the absence of material and adverse changes related to the Train 4 Project, the execution of suitable definitive financing documentation and the taking of a final investment decision on the Train 4 Project.

Each Investor Subscription Agreement contains certain customary representations, warranties and covenants. Pursuant to the Investor Subscription Agreements, and subject to certain limitations set forth therein, (i) Sponsor and the ND Train 4 Member agreed to indemnify the applicable JV Members (or, in the case of the Financial Investor Member, the Financial Investor Member Owners) from and against losses resulting from any breaches by Sponsor or the ND Member of certain representations, warranties, and covenants under the Investor Subscription Agreements; and (ii) the applicable JV Members (or, in the case of the Financial Investor Member, the Financial Investor Member Owners) and certain related parties have agreed to severally indemnify Sponsor and the ND Train 4 Member from any losses resulting from the breach of certain fundamental representations and warranties by such applicable JV Member (and, in the case of the Financial Investor Member, the Financial Investor Member Owners).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 11, 2025

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel